EXHIBIT 4.4


                     AMENDED AND RESTATED CO-SALE AGREEMENT

     THIS CO-SALE AGREEMENT is amended and restated as of this 28th day of June, 2001, by and among PrimeSource Healthcare, Inc., a Massachusetts corporation (the "Company"), and the persons listed as Stockholders on the signature pages hereto (collectively, the "Stockholders" and individually, a "Stockholder").

     WHEREAS, on March 2, 2001, the Company entered into a Co-Sale Agreement with the Stockholders set forth therein (the "Existing Co-Sale Agreement");

     WHEREAS, pursuant to a Unit Purchase Agreement, dated as of the date hereof (the "Unit Purchase Agreement"), by and among the Company and the investors listed on the signature pages thereto, the Company will issue shares of Series E Preferred Stock and certain warrants exercisable for Common Stock;

     WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Unit Purchase Agreement that the Existing Co-Sale Agreement be amended and restated as set forth herein; and

     WHEREAS, the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties' desire to further their interests, the parties agree as follows:

     1.       Certain Definitions.
              -------------------

     All terms not otherwise defined herein shall have the meanings set forth in the Amended and Restated Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), by and among the Company and the stockholders signatories thereto.

     "Preferred Stock" shall mean the Alternative Equity Financing Stock, Qualified Equity Financing Stock, Future Preferred Stock, Series C Preferred Stock of the Company and Series E Preferred Stock of the Company.

     "Preferred Stockholder" shall mean the Stockholders of Preferred Stock.
     ---------------------

     2.       "Tag-Along" Rights for Sales by Rooney, Bayley or Hersma.
               --------------------------------------------------------

              (a) If Rooney, Bayley or James L. Hersma ("Hersma," and for purposes of this Section 2, the "Proposed Transferor") at any time or from time to time, in one transaction or in a series of related transactions, desires to sell, transfer or otherwise dispose of (collectively, "Transfer") (for purposes of this Section 2, a "Tag-Along Sale") shares of Common Stock and/or Preferred Stock to any Person (including the Company or any Subsidiary of the Company) (for purposes of this Section 2, the "Proposed Transferee"), then each of the Preferred Stockholders shall have the right, but not the obligation, to elect that the Proposed Transferor be obligated to require, as a condition to such Tag-Along Sale, that the Proposed Transferee purchase from each such electing Preferred Stockholder:

                   (i) up to the  number of shares of Common  Stock  derived  by multiplying the total number of shares of Common Stock owned by or issuable to such electing Preferred Stockholder by a fraction, the numerator of which is equal to the number of shares of Common Stock then owned by or issuable to the Proposed Transferor that are to be purchased by the Proposed Transferee (without giving effect to any reduction in such number of shares by reason of any Preferred Stockholder's election to exercise the "tag-along" rights provided in this Section 2 in connection with such transaction) and the denominator of which is the total number of shares of Common Stock owned by or issuable to the Proposed Transferor prior to such sale; and

                   (ii) up to the number of shares of Preferred Stock having a value equal to the amount derived by multiplying the stated purchase price upon the first sale (the "Stated Purchase Price") of the shares of Preferred Stock owned by or issuable to such electing Preferred Stockholder by a fraction, the numerator of which is the aggregate Stated Purchase Prices of the shares of Preferred Stock then owned by or issuable to the Proposed Transferor that are to be purchased by the Proposed Transferee (without giving effect to any reduction in such number of shares by reason of any Preferred Stockholder's election to exercise the "tag-along" rights provided in this Section 2 in connection with such transaction) and the denominator of which is the aggregate Stated Purchase Prices of the shares of Preferred Stock owned by or issuable to the Proposed Transferor prior to such sale;

provided, however, that if any Preferred Stockholder chooses not to sell any or all shares which such Preferred Stockholder may be entitled to sell under this
Section 2(a), and one or more of the Preferred Stockholders is exercising its right to sell the maximum number of shares permissible (for purposes of this Section 2, each, a "Reoffer Stockholder"), then each Reoffer Stockholder and each of the Proposed Transferors shall have the option to sell such shares as to which the option to sell has not been exercised (for purposes of this Section 2, the "Reoffer Shares"), subject to allocation among them pro rata based on their respective ownership of shares of Common Stock or Preferred Stock, as the case may be.

     Any such sales by any Preferred Stockholder shall be on the same terms and conditions as the proposed Tag-Along Sale by the Proposed Transferor. Each Preferred Stockholder whose shares are sold in a Tag-Along Sale shall be required to bear a proportionate share of the expenses of the transaction, including, without limitation, legal, accounting and investment banking fees and expenses.

              (b) The Proposed Transferor participating in a Tag-Along Sale shall promptly (and in no event less than thirty (30) business days prior to the consummation thereof) provide the Company with notice (for purposes of this
Section 2, the "Proposed Transferor Notice") of the proposed Tag-Along Sale (which the Company shall transmit to each Preferred Stockholder within three (3) business days of its receipt thereof) containing the following:

                   (i) the name and address of the Proposed Transferee of the shares in the Tag-Along Sale;

                   (ii) the number of shares of Common Stock and Preferred Stock proposed to be Transferred by the Proposed Transferor in the event that none of the Preferred Stockholders elects to participate;

                   (iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by the Proposed Transferee;

                   (iv) the aggregate number of shares of Common Stock and Preferred Stock held of record by such Proposed Transferor as of the date of the notice (for purposes of this Section 2, the "Notice Date") from the Proposed Transferor to the Company;

                   (v) the aggregate number of shares of Common Stock and Preferred Stock held of record as of the Notice Date by all Preferred Stockholders as a group;

                   (vi) the maximum number of shares of Common Stock and Preferred Stock each such Preferred Stockholder is entitled to include in the Tag-Along Sale (as computed in accordance with the equations set forth in Section 2(a)); and

                   (vii) that the Proposed Transferee has been informed of the "tag-along" rights provided for in Section 2(a).

              (c) If a Preferred Stockholder desires to participate in such Tag-Along Sale, such Preferred Stockholder shall provide written notice (for purposes of this Section 2, the "Tag-Along Notice") to such Proposed Transferor not later than ten (10) business days after the Notice Date setting forth the number of shares of Common Stock and Preferred Stock, if any, such Preferred Stockholder elects to include in the Tag-Along Sale. In the event that any Preferred Stockholder chooses not to sell any or all which such other Preferred Stockholder may be entitled to sell under Section 2(a), the Proposed Transferor participating in the Tag-Along Sale shall promptly (and in no event less than fifteen (15) business days prior to the consummation of such Tag-Along Sale) provide the Company with notice (for purposes of this Section 2, the "Reoffer Notice") of such Reoffer Shares available for sale pursuant to Section 2(a) (which the Company shall transmit to each Reoffer Stockholder within three (3) business days of its receipt thereof). If a Reoffer Stockholder desires to participate in the sale of any of the Reoffer Shares, such Reoffer Stockholder shall provide written notice thereof to such Proposed Transferor not later than five (5) business days after receipt of the Reoffer Notice setting forth the number of additional shares of Common Stock and Preferred Stock, if any, such Reoffer Stockholder elects to include in the Tag-Along Sale. A Preferred Stockholder may elect to include shares in a Tag-Along Sale only if such Preferred Stockholder elects to include in such Tag-Along Sale a ratio of shares of Common Stock to shares of Preferred Stock equal to the ratio of shares of Common Stock to shares of Preferred Stock proposed to be sold by the Proposed Transferor in the Tag-Along Sale; provided, however, that (i) if a Preferred Stockholder is selling all shares of Common Stock owned by it and its Affiliates in such Tag-Along Sale, then the number of shares of Preferred Stock sold by such Preferred Stockholder in the Tag-Along Sale shall not be limited by the provisions of this sentence and (ii) if a Preferred Stockholder is selling all of the shares of Preferred Stock owned by it and its Affiliates in such Tag-Along Sale, then the number of shares of Common Stock sold by such Preferred Stockholder in the Tag-Along Sale shall not be limited by the provisions of this sentence. In the event that the Proposed Transferee does not purchase the shares of the Proposed Transferor, then the proposed Tag-Along Sale by the Preferred Stockholders to such Proposed Transferee shall not take place.

              (d) The provisions of this Section 2 shall not apply to any transaction in which shares of Common Stock are proposed to be sold publicly pursuant to a registration statement filed under the Act.

              (e) Notwithstanding anything herein to the contrary, the rights and obligations provided for in this Section 2 shall terminate, with respect to all shares held by each Preferred Stockholder, upon the occurrence of the effective date of the Company's registration statement in connection with its closing of a firm commitment underwritten public offering of shares of Common Stock by the Company and any selling stockholders in which (i) the aggregate price paid for such shares by the public shall be at least $25,000,000 and (ii) implies a pre-equity valuation of the Company of at least $110,000,000.

         3.       Restrictions on Rooney's, Bayley's and Hersma's Transfer.
                  --------------------------------------------------------

     Each of Rooney, Bayley and Hersma hereby agrees that he will not sell, transfer or pledge any of his respective shares of the Company capital stock (or any direct or indirect interest therein) or any stock certificate representing the same, now or hereafter at any time owned by him, except as consented to in writing by a holders of a majority of the shares of the Preferred Stock, which consent shall not be unreasonably withheld.

         4.       Notices.
                  -------

     All notices, requests, consents and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by hand-delivery, registered or certified first-class mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

              (a) if to GE, at its address set forth on the signature pages hereto, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071-3197, Facsimile: (213) 229-7250, Attention: Linda L. Curtis;

              (b) if to a Stockholder who is not GE, at the most current address given by the Stockholder to the Company in accordance with the provisions hereof, which address initially is the address of the Stockholder set forth on the signature pates hereto; and

              (c) if to Rooney, Bayley or Hersma, initially at his address set forth on the signature pages hereto and thereafter at such other address, notice of which is given in accordance with the provisions hereof, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Facsimile: (213) 687-5600, Attn: Gregg Noel. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         5.       Entire Agreement and Amendments.
                  -------------------------------

              (a) This Agreement, together with the Registration Rights Agreement dated as of even date herewith, as the same may be amended and/or amended and restated from time to time, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements relating to the subject matter hereof in their entirety with respect to each party to such prior agreements; provided, that, notwithstanding the foregoing, the rights of Geneva Middle Market Investors SBIC, L.P. ("Gemini") under that certain letter agreement dated as of February 8, 2001, shall be preserved and unaffected, and for purposes of this Agreement, Gemini shall be considered a "Preferred Stockholder" with respect to its Common Stock and Warrants (including shares of Common Stock issued upon the exercise thereof). Except as set forth in the proviso in the immediately preceding sentence, the parties hereto acknowledge and agree that all such prior agreements shall be of no force and effect with respect to the parties hereto following the effectiveness of this Agreement.

              (b) Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by Rooney, Bayley, Hersma and the Stockholders owning at least eighty percent (80%) of the shares owned by the Stockholders; provided, however, that any amendment hereto shall require the consent of the holders of 50% of the then outstanding shares of Preferred Stock; and provided further, that any amendment or modification of this Agreement that would adversely affect any of the expressed rights contained herein of any party hereto may be effected only with the consent of such party.

         6.       Governing Law; Successors and Assigns.
                  -------------------------------------

     This Agreement shall be governed by the laws of the State of New York and shall bind and inure to the benefit of and be binding upon the respective heirs, personal representatives, executors, administrators, successors and assigns of the parties (including transferees of any shares of Registrable Securities).

Without limiting the generality of the foregoing, all covenants and agreements of the Stockholders shall bind any and all subsequent holders of their shares, and the Company agrees that it shall not transfer on its records any such shares unless (i) the transferor Stockholder shall have first delivered to the Company and the other Stockholders the written agreement of the transferee to be bound by this Agreement to the same extent as if such transferee had originally been a Stockholder hereunder and (ii) the certificate or certificates evidencing the shares so transferred bear the legend required by Section 14 of the Registration Rights Agreement.

         7.       Expenses.
                  --------

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.       Severability.
                  ------------

     If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         9.       Aggregation of Stock.
                  --------------------

     All shares of Registrable Securities held or acquired by affiliated entities or any Stockholder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         10.      Further Assurances.
                  ------------------

     Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         11.      Captions.
                  --------

     Captions are for convenience only and are not deemed to be part of this Agreement.

         12.      Counterparts.
                  ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.      No Inconsistent Agreements.
                  --------------------------

     The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

     Other than as disclosed on Schedule A attached hereto, the Company has not previously entered into any agreement with respect to its securities granting any "piggy back" registration rights to any Person. The Company represents and warrants to each of the Holders of Registrable Securities that, except as set forth in this Agreement or on Schedule B attached hereto, as of the date hereof, there are no outstanding "demand" registration rights with respect to the
Company's securities. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.



                                    * * * * *
                         (Signatures on following pages)

     IN WITNESS WHEREOF, the parties hereto have executed this Co-Sale Agreement as of the day and year first above written.

                                            PRIMESOURCE HEALTHCARE, INC.


                                            By: /s/ James L. Hersma
                                                --------------------------------
                                            Name:
                                            Title:


                                            /s/  John F. Rooney
                                                --------------------------------
                                                                  John F. Rooney

                                            6685 N. Las Leonas
                                            Tucson, Arizona  85718


                                            /s/  Michael K. Bayley
                                                --------------------------------
                                                               Michael K. Bayley

                                            6755 N. Mamaronick
                                            Tucson, Arizona  85718


                                            /s/  James L. Hersma
                                                --------------------------------
                                                                 James L. Hersma

                                            4100 West 86th Street
                                            Tulsa, Oklahoma  74132


                                            GE Capital Equity Investments, Inc.


                                            By: /s/  David Gibbs
                                                --------------------------------
                                            Name:    David Gibbs
                                            Title:   Vice President

                                            120 Long Ridge Road
                                            Stanford, Connecticut  060267

                                           Coleman Swenson Hoffman Booth IV L.P.

                                           By:      Its General Partner

                                           CSHB Ventures IV L.P.


                                           By: /s/  Larry H. Coleman
                                               ---------------------------------
                                           Name:  Larry H. Coleman
                                           Title:  General Partner

                                           237 Second Avenue South
                                           Franklin, Tennessee  37064-2649


                                           BAM Enterprises, LLC


                                           By: /s/  John F. Rooney
                                                --------------------------------
                                           Name:  John F. Rooney
                                           Title:    President

                                           6685 N. Las Leonas
                                           Tucson, Arizona 85718



                                           /s/  William H. Lomicka
                                           -------------------------------------
                                                William H. Lomicka

                                           7406 North Secret Canyon Drive
                                           Tucson, Arizona  85718

                                           Webbmont Holdings, L.P.

                                           By: /s/  Robert W. Fisher
                                                --------------------------------
                                           Name:  Robert W. Fisher
                                           Title:   President of General Partner

                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia  30309


                                           Investors Equity, Inc.


                                           By: /s/  Robert W. Fisher
                                                --------------------------------
                                           Name:  Robert W. Fisher
                                           Title:    President


                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia  30309


                                      /s/  Robert W. Fisher, as Attorney in Fact
                                           -------------------------------------
                                           Virginia A. Fisher

                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia 30309


                                      /s/  Robert W. Fisher, as Attorney in Fact
                                                --------------------------------
                                           Robert Neale Fisher

                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia 30309

                                                /s/  Robert J. Franz
                                                --------------------------------
                                                     Robert J. Franz



                                                /s/  Mary E. Franz
                                                --------------------------------
                                                     Mary E. Franz

                                                3841 South Vista Place
                                                Chandler, Arizona  85248



                                            Geneva Middle Market Investors, L.P.


                                            By: /s/  James Goodman
                                                --------------------------------
                                                Name:  James J. Goodman
                                                Title:   James J. Goodman

                                                70 Walnut Street
                                                Wellesley, Massachusetts  02181

                                                                      SCHEDULE A

         Registration Rights Agreement, dated June 3, 1996, between Luxtec Corporation, a Massachusetts corporation, and the Persons identified therein.

                                                                      SCHEDULE B

         Registration Rights Agreement, dated June 3, 1996, between Luxtec Corporation, a Massachusetts corporation, and the Persons identified therein.